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                                                                   EXHIBIT 4(a)
                                                                   ------------



                                   APPENDIX A

                         CENTRAL POWER AND LIGHT COMPANY
                            LETTER OF REPRESENTATION

                                   $40,890,000

                        Guadalupe-Blanco River Authority
                    Pollution Control Revenue Refunding Bonds
                    (Central Power and Light Company Project)
                                   Series 1995


                   November 2, 1995


Guadalupe-Blanco River Authority
933 East Court Street
Seguin, Texas   78155

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York   10036


Ladies and Gentlemen:

          1. Introduction and Background. Pursuant to a Bond Purchase Agreement of even date herewith (the "Purchase Agreement") between Guadalupe-Blanco River Authority (the "Issuer") and Morgan Stanley & Co. Incorporated (the "Underwriter"), the Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer and to offer for sale the bonds described above (the "Refunding Bonds"), by means of the Final Official Statement of even date herewith, as it may be amended or supplemented with the consent of the Underwriter, the Issuer and Central Power and Light Company, a Texas corporation (the "Company"), describing the definitive terms and provisions of the Refunding Bonds and containing in Appendix A thereto information concerning the Company, which Appendix A, including all documents incorporated therein by reference, shall for all purposes hereof be deemed to be a part of the Official Statement, all on terms approved by the Company. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Purchase Agreement.

          The Company hereby (i) approves the terms and provisions of the Purchase Agreement and of the Refunding Bonds, (ii) requests the Issuer to issue and sell the Refunding Bonds and (iii) acknowledges that the Issuer and the Underwriter are entering into the Purchase Agreement and agreeing to sell and purchase the Refunding Bonds on the terms and subject to the conditions therein set forth, in reliance on the representations, covenants and agreements of the Company contained in this Letter of Representation.

          2. Representations by the Company. The Company makes the following representations and warranties, all of which shall survive the termination of the Purchase Agreement and the sale and delivery of the Refunding Bonds to the Underwriter.

          (a) That the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to engage in the business and activities conducted by it as described in the Official Statement and, subject to the opinion of the Attorney General of the State of Texas approving the Refunding Bonds and the registration of the Refunding Bonds upon initial issue by the Comptroller of Public Accounts of the State of Texas, the receipt of which are expressly made a condition to the Company's obligations under the Installment Agreement, has full power and authority to execute and deliver and to carry out and perform its obligations under this Letter of Representation, the Installment Agreement, the Remarketing Agreement and the Letter of Credit Agreement.

          (b) That the Company has duly approved the forms of the Resolution, the Indenture and the Purchase Agreement. Each of the Installment Agreement, the Remarketing Agreement and the Letter of Credit Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company has duly authorized the taking of all action necessary to carry out and give effect to the transactions contemplated to be performed by it by the Official Statement, the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement, the Purchase Agreement and this Letter of Representation. The Commission has issued an order (the "Order") under the 1935 Act authorizing the Company's obligations with respect to this Letter of Representation, the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement, the Refunding Bonds and the Purchase Agreement, such order being subject, however, to the condition, among others, that the Company comply with such supplemental order, if any, as the Commission may enter thereunder. A copy of such order heretofore entered by the Commission has been or will be delivered to the Underwriter.

          (c) That this Letter of Representation has been duly executed and delivered by the Company.

          (d) That the approval of the Resolution, the Indenture and the Purchase Agreement, the execution and delivery of this Letter of Representation, the Installment Agreement, the Remarketing Agreement and the Letter of Credit Agreement and compliance with the provisions of such instruments and consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, violate or result in a breach of any provision of or constitute a default (or an event which with notice or passage of time, or both, would constitute a default) on the part of the Company under its Restated Articles of Incorporation or By-laws, under any indenture, commitment, agreement or other instrument to which the Company is a party or by which it is bound or under any existing law, rule, regulation, judgment, ordinance, order or decree to which the Company is subject; nor will such approval, execution, delivery, compliance or consummation result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon any of the property or assets of the Company (except the lien, if any, created by the Installment Agreement and the Letter of Credit Agreement).

          (e) That no consent, approval, authorization or order of any court or governmental agency or body is required in respect of the approval of the Resolution by the Company, the approval of the terms of the Purchase Agreement, the valid execution, delivery and performance by the Company of this Letter of Representation, the Installment Agreement, the Remarketing Agreement and the Letter of Credit Agreement or the consummation by the Company of the transactions contemplated by the Purchase Agreement, this Letter of Representation, the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement and the Official Statement, except
(i) the Order, (ii) the approving opinion of the Attorney General of the State of Texas relating to the Refunding Bonds, (iii) the registration of the Refunding Bonds upon initial issuance by the Comptroller of Public Accounts of the State of Texas and (iv) such as may be required under securities or Blue Sky laws of any jurisdiction in connection with the offering and sale of the Refunding Bonds.

          (f) That the information with respect to it (including Appendix A) and the Facilities and the use of the proceeds from the issuance and sale of the Refunding Bonds included in the Indenture, the Resolution, the Purchase Agreement and the Refunding Bonds and the information (other than under the captions "The Issuer", "The Bonds - Book-Entry Only System", "The Letter of Credit", "Tax Matters" and "Underwriting") contained or incorporated by reference in the Official Statement (including any amendments or supplements thereto) is true and correct in all material respects and does not include, and the Preliminary Official Statement as of its date did not include, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; that it has approved the Official Statement and consents to the use thereof by the Underwriter in connection with the offering of the Refunding Bonds; that the Official Statement is deemed final by the Company for purposes of Rule 15c2-12 under the Exchange Act; and that the financial statements relating to it included or incorporated by reference in the Official Statement (including Appendix A thereto) and the Preliminary Official Statement (including Appendix A thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise disclosed in the notes to such financial statements) and fairly present its financial condition and the results of its operations at the dates and for the respective periods indicated therein.

          (g) That any document, certificate or other written statement furnished by the Company to the Underwriter or McCall, Parkhurst & Horton L.L.P., Bond Counsel, or Sidley & Austin, counsel to the Underwriter, relating to the Company, the Facilities or the Refunding Bonds is true and correct in all material respects and does not or will not, as the case may be, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (h) Except as may be specifically set forth in the Official Statement and except for the proceedings relating to the approving opinion of the Attorney General of the State of Texas on the Refunding Bonds and to the registration of the Refunding Bonds upon initial issuance by the Comptroller of Public Accounts of the State of Texas, there is no action, suit, proceeding or investigation, at law or in equity, before or by any court, governmental agency or body or arbitrator, involving the Company or the Facilities, pending or, to the best knowledge of the Company, threatened (i) which might reasonably be expected to (x) materially and adversely affect the condition (financial or otherwise), results of operations, business or properties of the Company or (y) materially and adversely affect the operation, condition or feasibility of the Facilities or (ii) wherein any unfavorable decision, ruling or finding might reasonably be expected to (x) adversely affect the transactions contemplated to be performed by the Company hereby, by the Purchase Agreement, by the Installment Agreement, by the Remarketing Agreement, by the Letter of Credit Agreement or by the Official Statement or
(y) adversely affect the validity or enforceability of the Refunding Bonds, the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement, the Indenture, the Resolution, the Purchase Agreement or this Letter of Representation or any agreement or instrument to which the Company is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

          (i) Arthur Andersen LLP, are independent public accountants with respect to the Company, as would be required under the Securities Act and the rules and regulations thereunder if the Securities Act and the rules and regulations thereunder were applicable to the Official Statement.

          (j) That (i) the Facilities consist of either land or property of a character subject to depreciation for federal income tax purposes and will be used to abate or control air and water pollution or contamination by removing, altering, disposing or storing pollutants, contaminants, wastes or heat or to collect, store or treat sewage or solid wastes prior to final disposal thereof; (ii) the Facilities will not result in an increase in production or capacity, production efficiencies, the production of a by-product, the extension of the useful life of any manufacturing or production facility or any part thereof at the Plant or other property which is not part of the Plant, which would jeopardize the exclusion of the interest on the Refunding Bonds from the gross income of the recipients thereof for federal income tax purposes, and none of the Facilities would have been installed but for the purpose of disposing of sewage or solid waste or controlling pollution; and
(iii) all other information supplied by the Company in connection with the transactions contemplated hereby and by the Official Statement with respect to the exclusion from gross income for federal income tax purposes of interest on the Refunding Bonds is correct and complete.

          (k) That all required certificates that the Facilities (other than the solid waste disposal facilities that require no certifications), as designed, are in furtherance of the purpose of abating or controlling air or water pollution have been obtained from the Texas Air Control Board and the Texas Department of Water Resources, respectively, and remain in full force and effect.

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          (l) That the Company is eligible as an issuer to file registration statements on Form S-3 under the Securities Act, and each document filed by it under the Exchange Act and incorporated (or to be incorporated) in the Preliminary Official Statement or the Official Statement by reference complied when so filed (or will comply when so filed) in all material respects with the act under which it was so filed, and, during the period that an Official Statement is required to be delivered, no such document hereafter so filed will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (m) That there has been no material adverse change in the Company's financial condition or any adverse development concerning the Company's business and assets which would reasonably be expected to result in a material adverse change in its prospective financial condition or results of operations from that shown in the Official Statement.

          (n) That no event of default or event which, with notice or passage of time, or both, would constitute an event of default or a default under any agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its property or assets is or may be subject and which would materially and adversely affect the transactions contemplated by the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement, the Official Statement or this Letter of Representation has occurred and is continuing.

          3.  Covenants of the Company.  The Company will:

          (a) Notify the Underwriter of any material adverse change in its business, properties or financial condition occurring before Closing or within three months thereafter which would require revision of the information in the Official Statement in order to make the representations set forth in Section 2(f) hereof true and correct.

          (b) Refrain from taking any action, or from permitting any action, with regard to which it may exercise control, to be taken, that (i) would in any way cause the proceeds from the sale of the Refunding Bonds to be applied in a manner other than as provided in the Resolution, the Installment Agreement, the Indenture and discussed in the Official Statement, (ii) would result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Refunding Bonds, or (iii) it has reason to believe will adversely jeopardize the continued validity and effectiveness of such exemption.

          (c) Deliver to the Underwriter upon request copies of documents of the Company incorporated by reference into the Official Statement and all documents to which Section 3(d) hereof refers at such times and in such quantities as are necessary to enable the Underwriter to satisfy requests for such information, and enable the Underwriter to make such documents available for inspection, as described in the Official Statement.

          (d) During the period commencing on the date hereof and ending upon completion of the distribution of the Refunding Bonds (but in no event later than 90 days after the date of the Closing), promptly after filing any document with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, furnish a copy thereof to the Underwriter and the Issuer.

          (e) Comply with and perform its obligations set forth in its Rule 15c2-12 Undertakings attached hereto as Exhibit 1, which is hereby incorporated by reference herein.

          4. Indemnification; Contribution. (a) The Company agrees to indemnify and hold harmless the Issuer, its officials, directors, members, officers, employees and agents and the Underwriter, its respective officers, directors, officials, employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, "Indemnified Parties") from and against any and all losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each such Indemnified Party for any reasonable legal or other expenses (including reasonable counsel fees) incurred by it or them in connection with defending against any such losses, claims, damages or liabilities, arising out of or in connection with the offering and sale of the Refunding Bonds (i) on the ground that the Preliminary Official Statement or the Final Official Statement (except with respect to the Issuer for the information relating to the Issuer under the caption "The Issuer" and with respect to the Underwriter for information under the caption "Underwriting" and any information furnished in writing by the Underwriter specifically for use therein) includes any untrue statement or an alleged untrue statement of material fact or any omission or an alleged omission to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (ii) arising by virtue of the failure to register the Refunding Bonds under the Securities Act or to qualify the Indenture under the Trust Act.

          (b) By its acceptance hereof, the Underwriter agrees to indemnify and hold harmless the Issuer, its officers, directors, employees and agents and the Company, its officers, directors and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, "Indemnified Parties"), from and against any and all losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each such Indemnified Party for any reasonable legal or other expenses (including reasonable counsel fees) incurred by it or them in connection with defending against any such losses, claims, damages or liabilities, arising out of or in connection with the offering and sale of the Refunding Bonds on the grounds that the information under the caption "Underwriting" or the information furnished by the Underwriter in writing specifically for use in the Preliminary Official Statement or the Final Official Statement includes any untrue statement or alleged untrue statement of a material fact or an omission or an alleged omission to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (c) Promptly after the commencement of any action against an Indemnified Party hereunder in respect of which indemnity is to be sought against the Company or the Underwriter, as the case may be (the "Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of such action and the Indemnifying Party may participate in, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, assume the defense thereof, including the employment of counsel and the payment of all expenses; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than hereunder. The Indemnifying Party shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such action, the Indemnifying Party will indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The indemnity agreements contained herein shall include reimbursement for expenses reasonably incurred by an Indemnified Party in investigating the claim and in defending it if the Indemnifying Party declines to assume the defense and shall survive termination of the Purchase Agreement, this Letter of Representation and the delivery of the Refunding Bonds.

          (d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an Indemnified Party under Subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Indemnified Party on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages and liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Indemnified Party on the other and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Subsection (d) were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection
(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company is not guilty of such fraudulent misrepresentation.
The obligations of the Company under this Subsection (d) shall be in addition to any liability which the Company may have otherwise than under this Section 4.

          5. Payment of Costs and Expenses. All expenses and costs of the authorization, issuance, sale and delivery of the Refunding Bonds (including, without limitation: the preparation and furnishing to the Underwriter of the Preliminary Official Statement and the Official Statement and any amendments or supplements thereto, and the preparation and execution of the Indenture, the Refunding Bonds, the Installment Agreement, the Remarketing Agreement, the Letter of Credit Agreement, the Letter of Credit, the Resolution, the Letter of Representation and the Purchase Agreement; rating agency fees, the issuance and closing fees of the Issuer, the fees and disbursements of Bond Counsel, Counsel to the Issuer, the financial advisor to the Issuer and Counsel to the Company; the expenses, including the legal fees of Counsel to the Underwriter incurred in connection with qualifying the Refunding Bonds for sale under the securities laws of various jurisdictions and preparing Blue Sky memoranda) shall be paid by the Company. In addition, the Company shall pay to the Underwriter on the Closing Date by wire transfer the fees of the Underwriter in connection with the offering of the Refunding Bonds in an amount equal to
 .397% of the principal amount of the Refunding Bonds. The Underwriter will pay its own costs and expenses, including advertising and legal expenses (except as noted in this Section 5).

          6. Execution in Counterparts. This Letter of Representation may be executed and accepted in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute and accept this Letter of Representation by signing any such counterpart.

          7. Notices. All notices, requests, demands and formal actions hereunder will be in writing mailed, telegraphed or delivered to:

          The Underwriter:

              Morgan Stanley & Co. Incorporated
              1585 Broadway
              New York, New York   10036

              Attention:  Municipal Department

          The Issuer:

              Guadalupe-Blanco River Authority
              933 East Court Street
              Seguin, Texas   78155

              Attention:  Director of Finance

          The Company:

              c/o Central and South West Corporation
              1616 Woodall Rodgers Freeway
              Dallas, Texas  75202

              Attention:  Director, Finance

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          8.  Successors.  This Letter of Representation will inure to the benefit of and be binding upon the parties and their successors and each other Indemnified Party and will not confer any rights upon any other person. The term "successor" shall not include any holder of any Refunding Bonds merely by virtue of such holding.

          9. Survival of Agreements and Representations. The indemnity and other agreements contained and the representations and warranties of the Company set forth in this Letter of Representation shall remain operative and in full force and effect regardless of (i) any termination of the Purchase Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company, and (iii) sale and delivery of the Refunding Bonds.
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          10. Governing Law.  This Letter of Representation shall be governed by and construed in accordance with the laws of the State of New York, except that the rights, privileges, duties and immunities of the Issuer shall be governed by the laws of the State of Texas.

                        Very truly yours,

                        CENTRAL POWER AND LIGHT COMPANY



                        By:
                           Name:
                           Title:


Accepted:

GUADALUPE-BLANCO RIVER AUTHORITY



By:
   Name:
   Title:



Accepted:

MORGAN STANLEY & CO. INCORPORATED



By:
   Name:  Francis J. Sweeney
   Title: Principal


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